Execution Version

Exhibit 10.1

LIMITED WAIVER AND FIRST SUPPLEMENTAL INDENTURE

This LIMITED WAIVER AND FIRST SUPPLEMENTAL INDENTURE, dated as of March 15, 2023 (this “Limited Waiver and First Supplemental Indenture”), is entered into by and among SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), PURECYCLE TECHNOLOGIES LLC, a Delaware limited liability company (the “Guarantor”), PCTO HOLDCO LLC, a Delaware limited liability company (the “Pledgor”; and together with the Company and the Guarantor, the “Company Parties”) and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).
WITNESSETH:
WHEREAS, the Issuer and the Trustee are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A, its $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B and its $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C;
WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;
WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021 and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor has provided a guaranty with respect to the Bonds on the terms set forth therein in favor of the Trustee;
WHEREAS, the Pledgor is party to that certain Equity Pledge and Security Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Pledge and Security Agreement”), pursuant to which the Pledgor has secured the Company’s obligations under the Financing Documents and Bond Documents by, among other things, pledging the Pledged Interests (as defined in the Equity Pledge and Security Agreement) to the Trustee on the terms set forth therein;

WHEREAS, an Event of Default has occurred and is continuing (effective as of January 2, 2023) pursuant to Section 8.01(e) and 8.01(f) of the Indenture and Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of the Company to have completed the Project, including the acquisition, construction and equipping of the Facility, on or prior to December 1, 2022 and the expiration of the cure periods with respect thereto set forth in the Indenture and the Loan Agreement (such Event of Default, the “Specified Event of Default”);
WHEREAS, the Company has requested that the Trustee, with the consent of the Majority Holders, waive the Specified Event of Default;
WHEREAS, pursuant to such request, Holders constituting the Majority Holders are willing to waive the Specified Event of Default, subject to the additional terms and conditions set forth herein, and as such have directed the Trustee to execute this Limited Waiver and First Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Limited Waiver; Consent. The parties hereto hereby acknowledge and agree to the existence of the Specified Event of Default. Subject to the conditions set forth below, and in reliance on the representations, warranties, covenants and other agreements contained herein (including, without limitation Section 13 hereof), the Trustee (acting with the consent of and at the direction of the Majority Holders) hereby waives the Specified Event of Default. The foregoing waiver is a limited waiver, shall be limited precisely as written, and shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default (other than the Specified Event of Default) or any past, current or future breach of the Indenture, the Loan Agreement or any other Financing Document or Bond Document. Except as specifically set forth herein, the Trustee and the Holders hereby reserve their rights under the Indenture, the Loan Agreement and the other Financing Documents and Bond Documents and applicable law in respect of any Defaults or Events of Default and past, current or future breaches of the Indenture, the Loan Agreement or any other Financing Document or Bond Document.
Section 2.Supplemental Terms, Conditions and Covenants. The Company and the Guarantor (as applicable) agree to comply with the following terms, conditions and covenants notwithstanding any provision to the contrary set forth in the Indenture, the Loan Agreement or any other Financing Document or Bond Document:
(a)As a condition to the effectiveness of this Limited Waiver and First Supplemental Indenture, the Company shall cause an additional $25,272,000 to be deposited into the Equity Account of the Project Fund (the “Equity Account Deposit”). Disbursements from the Equity Account of the Project Fund shall continue to be subject to the terms and conditions set forth in the Indenture and the Loan Agreement; provided, however, that under no circumstances shall the Company be permitted to draw any monies from the Equity Account or any other account held at the Trustee prior to the occurrence of the $50M Transfer (as defined below). In addition and for the avoidance of doubt, the Trustee shall have no obligation to honor a requisition request for a disbursement from the Equity Account if a Default or Event of Default has occurred and is continuing and the Trustee shall retain all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement or any other Financing Document or Bond Document.
(b)As a condition to the effectiveness of this Limited Waiver and First Supplemental Indenture, the Company shall cause (i) $8,904,773.83 to be deposited in the Senior Tax-Exempt Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund for the payment of interest (when combined with amounts already remaining in such account) on the Series 2020A Bonds through June 30, 2024; (ii) $2,665,940.22 to be deposited in the Subordinate Tax-Exempt Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund for the payment of interest (when combined with amounts already remaining in such account) on the Series 2020B Bonds through June 30, 2024; and (iii) $711,211.78 to be deposited in the Taxable Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund for the payment of interest (when combined with amounts already remaining in such account) on the Series 2020C Bonds through June 30, 2024 (the deposits described in clauses (i), (ii) and (iii) collectively, the “Capitalized Interest Deposits”).
(c)An account (amounts in which, for the avoidance of doubt, shall be permitted to be invested in accordance with the terms of section 4.14 of the Indenture and the investment income or earnings on those amounts shall be deposited to the Earnings Fund as and to the extent provided in section 4.10 of the Indenture) designated the “SOPA – PureCycle Trustee Account” (the “Trustee Account”) is hereby established with the Trustee and shall be held, maintained and administered by the Trustee on behalf of the Issuer in accordance with the Indenture, as modified by this Limited Waiver and First Supplemental Indenture. By no later than March 31, 2023, the Company shall cause $50,000,000 to be deposited in the Trustee Account (the “$50M Transfer”). All amounts in the Trustee Account shall remain in the Trustee Account so long as any Bonds remain Outstanding and, notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, shall not be available for any withdrawals or transfers to other funds or accounts with the Trustee or any other uses by the Issuer or the Company for any purpose. Notwithstanding the foregoing, if an Event of Default shall have occurred and is continuing and the Outstanding principal amount of the Bonds shall have been declared due and payable, the entire balance remaining in the Trustee Account shall be applied as directed by the Majority Holders.
(d)As a condition to the effectiveness of this Limited Waiver and First Supplemental Indenture, the Company shall post to EMMA: (i) a full, unredacted Operating Budget (as defined in the Loan Agreement) for the Fiscal Year 2023 as required pursuant to section 2.4(b)(vi)(C)(VII) of the Loan Agreement; and (ii) an updated pro forma financial projection for the Company to reflect the replacement supply and offtake agreements previously presented to the Trustee (the “Replacement Agreements”), in each case in the form attached as Exhibit A hereto (the items in clauses (i) and (ii) collectively, the “Financial Postings”).
(e)The Company shall ensure the satisfaction of the following milestones (collectively, the “Milestones”):
(i)the $50M Transfer shall have occurred by no later than March 31, 2023;
(ii)by no later than April 14, 2023, the Company shall deliver to the Trustee a filed copy of a termination statement that terminates the Affidavit for Mechanics’ Lien file number 2022-00006948 which was filed against the Company on November 28, 2022, and lists Ram Tool & Supply Company, LLC as “Lien Claimant;”
(iii)by no later than April 14, 2023, the Company shall deliver to the Trustee a filed copy of a UCC-3 termination statement that terminates UCC-1 financing statement number OH00269373880 which was filed on December 19, 2022, and lists the Company as “Debtor” and HYG Financial Services, Inc. as “Secured Party;”
(iv)the Company shall provide evidence reasonably satisfactory to the Trustee and the Majority Holders that it or its direct or indirect parent entity has closed on financing that provides at least $150,000,000 of working capital available to fund ordinary course payables of the Company, which financing shall contain no restrictions that would prohibit use of proceeds of such financing for the Project, by no later than March 31, 2023;
(v)mechanical completion of the Project shall occur no later than June 30, 2023, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee;
(vi)the Company shall commence production of post-industrial recycled (“PIR”) pellets produced from Project feedstock at the Project no later than July 1, 2023, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee;
(vii)the Company shall have produced 4.45 million pounds of pellets produced from Project feedstock in a single month by September 30, 2023, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee;
(viii)performance testing of the Project shall be complete by no later than November 30, 2023, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee;
(ix)completion of the Project, including the acquisition, construction and equipping of the Facility, shall occur by no later than December 31, 2023, which shall be evidenced by a Certificate of Completion delivered to the Trustee;
(x)the Company shall have produced 8.90 million pounds of pellets produced from Project feedstock in a single month by January 31, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee; and
(xi)the Company shall have fully-ramped production at the Project to nameplate capacity of 107 million pounds per year produced from Project feedstock by no later than January 31, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee.
(f)Section 4.11(b) of the Guaranty is hereby amended and restated in its entirety as follows:

    “(b)    Guarantor’s obligation to maintain the full Liquidity Reserve Amount (i.e., $50,000,000) on deposit in the Liquidity Reserve Escrow Fund shall remain in effect until the conditions set forth in Section 4.11(a) and the additional following conditions have been satisfied in full:
        (1)    the expiration of the Supplier 4 FSA and the transmittal by Borrower to the Trustee of one or more fully executed feedstock supply agreements with related Consent and Agreements conforming to Exhibit L (“Exhibit L”) to the Security Agreement dated as of October 7, 2020, between the Borrower and the Trustee (the “Security Agreement”), or one or more fully executed amendments to feedstock supply agreements previously provided to the Trustee with Consent and Agreements conforming to Exhibit L, or a combination of the foregoing, providing for the supply of at least the minimum and maximum volumes of feedstock meeting substantially similar specifications as Supplier 4 had committed to supply to Borrower under the Supplier 4 FSA and under terms of purchase no less favorable to Borrower than such terms set forth in the Supplier 4 FSA;
    (2)    the expiration of the Offtaker 2 Agreement and the transmittal by Borrower to the Trustee of one or more fully executed offtake agreements with related Consent and Agreements conforming to Exhibit L, or one or more fully executed amendments to offtake agreements previously provided to the Trustee with Consent and Agreements conforming to Exhibit L, or a combination of the foregoing, providing in the aggregate for the purchase of the minimum and maximum volumes of offtake meeting substantially similar specifications as Offtaker 2 had committed to purchase from Borrower under the Offtaker 2 Agreement and under terms of purchase no less favorable to the Borrower than such terms set forth in Offtaker 2 Agreement; and
    (3)    the expiration of the Offtaker 3 Agreement and the transmittal by Borrower to the Trustee of one or more fully executed offtake agreements with related Consent and Agreements conforming to Exhibit L, or one or more fully executed amendments to offtake agreements previously provided to the Trustee with Consent and Agreements conforming to Exhibit L, or a combination of the foregoing, providing in the aggregate for the purchase of the minimum and maximum volumes of offtake meeting substantially similar specifications as Offtaker 3 had committed to purchase from Borrower under the Offtaker 3 Agreement and under terms of purchase no less favorable to the Borrower than such terms set forth in Offtaker 3 Agreement.
In addition, Borrower may meet the requirements of Section 4.11(b)(1) above by providing to the Trustee one or more executed option agreements between the Borrower and one or more counterparties, together with a Consent and Agreement for each such agreement conforming to Exhibit L, which agreement(s) provide in the aggregate for the supply to the Borrower of at least the minimum and maximum volumes of feedstock that Borrower must obtain in the event of an expiration or termination of the Supplier 4 FSA meeting substantially similar specifications as Supplier 4 had committed to supply to Borrower under the Supplier 4 FSA and under terms of purchase no less favorable to Borrower than such terms set forth in the Supplier 4 FSA. The Borrower may meet the requirements of Section 4.11(b)(2) and Section 4.11(b)(3) above by providing to the Trustee one or more executed option agreements between the Borrower and one or more counterparties, together with a Consent and Agreement for each such agreement conforming to Exhibit L, which agreements provide in the agreement for the purchase of the minimum and maximum offtake volumes that become available in the event of an expiration or termination of Offtake Agreement 2 or Offtake Agreement 3 on terms of purchase no less favorable to the Borrower than as set forth in the Offtaker 2 Agreement and the Offtaker 3 Agreement, respectively. When replacement feedstock supply or offtake agreements are provided to the Trustee by any of the aforesaid means, in each case together with a Consent and Agreement for each such agreement conforming to Exhibit L (but in any event, notwithstanding anything to the contrary herein, only after the satisfaction of the conditions set forth in Section 4.11(a)), the requirement of Guarantor to maintain the full Liquidity Reserve Amount shall be reduced by the applicable amount(s) set forth below, which amount(s) evidence the intent of the parties of the amount of value of the entire supply represented by the Supplier 4 FSA and the entire offtake represented by the Offtaker 2 Agreement and the Offtaker 3 Agreement, respectively:
Supplier 4 FSA:        $2.75 million;
Offtaker 2 Agreement:    $7.75 million; and
Offtaker 3 Agreement:    $14.50 million.
For the avoidance of doubt, the Guarantor shall be obligated to maintain the full Liquidity Reserve Amount (i.e. $50,000,000) on deposit in the Liquidity Reserve Escrow Fund until the conditions set forth in Section 4.11(a) have been satisfied in full and only thereafter may amounts required to be maintained in the Liquidity Reserve Escrow Fund be reduced in accordance with (and to the extent the conditions thereto have been satisfied) this Section 4.11(b) (it being understood that so long as any Senior Bonds remain Outstanding, the Liquidity Reserve Escrow Agreement shall remain in effect and the Guarantor shall be obligated to retain on deposit in the Liquidity Reserve Escrow Fund at least the Reduced Liquidity Reserve Amount (or the applicable greater amount to the extent any of the conditions to reducing the full Liquidity Reserve Amount set forth in the Section 4.11(b) have not been satisfied).”
(g)Section 4.11(e) of the Guaranty is hereby amended and restated in its entirety as follows:
“(e)    The foregoing provision notwithstanding, Sections 3.09. 3.10 and 3.11 of this A&R Completion Guaranty shall survive termination of this Agreement and shall remain in full force and effect until the Bonds are paid in full.”
(h)Sections 3.11(a) and (b) of the Guaranty are hereby amended and restated in their entirety as follows:
“(a)    Unless the Guarantor has provided written evidence to the Trustee that it has $100,000,000 (including amounts in the Liquidity Reserve Escrow Fund and amounts in the Trustee Account) of equity to support its obligations hereunder, the Guarantor shall not contribute equity to any additional project in an amount greater than thirty percent (30%) of total project costs of such additional project.”
(b)    Guarantor shall maintain at all times (and shall provide written evidence to the Trustee upon the request of the Trustee or the Majority Holders) at least $100,000,000 of cash on its balance sheet (which, solely for this purpose, shall include amounts in the Liquidity Reserve Escrow Fund and amounts in the Trustee Account) or deliver an irrevocable direct-pay letter of credit (from an institution reasonably satisfactory to the Trustee (acting at the direction of the Majority Holders)), for the benefit of the Trustee and for the account of the Guarantor, in a stated

amount equal to such amount, which provides the Trustee with the right to draw upon the same to fund the Guarantor’s obligations hereunder.”
Section 3.Representations And Warranties Of Company Parties. In order to induce the Trustee to enter into this Limited Waiver and First Supplemental Indenture, each Company Party hereby represents and warrants that:
(a)Each Company Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its state of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except with respect to this clause (iii) where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)Each Company Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Limited Waiver and First Supplemental Indenture and each of the other Financing Documents and Bond Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Limited Waiver and First Supplemental Indenture and each other Financing Document and Bond Document to which a Company Party is a party has been duly executed and delivered by such Company Party, and is a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(c)The execution, delivery, and performance of this Limited Waiver and First Supplemental Indenture and each of the other Financing Documents and Bond Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law, except where any such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Company Party or under any contract to which any Company Party is a party or by which any Company Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Company Party except Permitted Liens.
(d)All of the representations and warranties of the Company Parties under this Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there exists no Default or Event of Default, in each case after giving effect to this Limited Waiver and First Supplemental Indenture.

Section 4.Representations And Warranties Of Issuer. In order to induce the Trustee to enter into this Limited Waiver and First Supplemental Indenture, the Issuer hereby represents and warrants that:
(a)The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.
(b)The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver this Limited Waiver and First Supplemental Indenture, to undertake the transactions contemplated by this Limited Waiver and First Supplemental Indenture and to carry out its obligations hereunder.
(c)Neither the execution and delivery of this Limited Waiver and First Supplemental Indenture, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Limited Waiver and First Supplemental Indenture will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.
(d)Pursuant to a Resolution Authorizing Limited Waiver and Supplemental Indenture, and Authorizing and Approving Related Matters passed by its Board of Directors (the “Amending Resolution”) on March 9, 2023, the Issuer has duly authorized the execution and delivery of this Limited Waiver and First Supplemental Indenture.
(e)When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto, this Limited Waiver and First Supplemental Indenture shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms; provided, that the enforceability of this Limited Waiver and First Supplemental Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.
(f)To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the execution and delivery of this Limited Waiver and First Supplemental Indenture or in any way contesting the validity or affecting the power of the Issuer with respect to the documents or instruments executed by the Issuer in connection herewith or the existence of the Issuer or the power or the right of the Issuer to enter into this Limited Waiver and First Supplemental Indenture.
(g)The Amending Resolution was duly passed by the Issuer at a public meeting of the Board of Directors of the Issuer held in accordance with all applicable laws and at which a quorum was present and acting throughout, and the Amending Resolution remains in full force and effect and has not been repealed, amended, modified or superseded.
(h) Except for the Specified Event of Default, the Issuer has no knowledge of (i) any existing Event of Default under the Indenture, or (ii) any event, fact or circumstance that, with the passage of time, the giving of notice or both, could constitute an Event of Default under the Indenture.

Section 5.Conditions Precedent To Effectiveness. This Limited Waiver and First Supplemental Indenture shall be effective upon the satisfaction of each of the following conditions:
(a)The Trustee shall have received this Limited Waiver and First Supplemental Indenture, duly executed by each of the Issuer, the Company, the Guarantor, the Pledgor and the Trustee.
(b)The representations and warranties of the Company Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier), and there shall exist no Default or Event of Default, in each case after giving effect to this Limited Waiver and First Supplemental Indenture (and the Trustee shall have received a certificate of an Authorized Representative of the Company, the Guarantor and the Pledgor certifying as to the matters set forth in this clause (b)).
(c)The representations and warranties of the Issuer contained herein shall be true and correct in all material respects (and the Trustee shall have received a certificate of the Issuer certifying as to the matters set forth in this clause (c)).
(d)The Trustee shall have received an Officer’s Certificate and opinion of Independent Counsel covering such matters as required pursuant to the Indenture and such other matters as are reasonably requested by the Trustee or the Majority Holders.
(e)The Trustee shall have received a customary legal opinion of Locke Lord LLP, counsel to the Company Parties, in form and substance reasonably satisfactory to the Trustee and the Majority Holders.
(f)The Company shall have reimbursed the Trustee for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of (i) Arnold & Porter Kaye Scholer LLP and (ii) Ballard Spahr LLP, in each case in connection with the enforcement of rights and remedies under the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents and the negotiation, preparation and execution of this Limited Waiver and First Supplemental Indenture.
(g)The Company shall have (i) made the Equity Account Deposit and the Capitalized Interest Deposit, and (ii) posted the Financial Postings to EMMA.
(h)The Trustee shall have established the Trustee Account.
(i)The Trustee shall have received a certificate of the secretary or assistant secretary of each of the Company, the Guarantor and the Pledgor, certifying (A) that attached thereto is a true and complete copy of each organizational document of such applicable party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such applicable party authorizing the execution, delivery and performance of this Limited Waiver and First Supplemental Indenture, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Limited Waiver and First Supplemental Indenture or any other document delivered in connection herewith on behalf of such applicable party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (i)).
(j)The Trustee shall have received a certificate of the Issuer covering such matters as are reasonably requested by the Trustee or the Majority Holders.
(k)The Trustee shall have received a certificate as to the good standing (to the extent such concept is legally recognized in the applicable jurisdiction) of each of the Company, the Guarantor and the Pledgor (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization.
Section 6.Replacement Agreements. Subject to the effectiveness of this Limited Waiver and First Supplemental Indenture, the Trustee (acting with the consent and at the direction of the Majority Holders) hereby consents to the Company entering into the Replacement Agreements in forms attached as Exhibit B hereto, in each case solely (a) following the occurrence of the $50M Transfer, (b) to the extent that no Default or Event of Default shall have occurred and be continuing at the time of the execution thereof, and (c) to the extent that simultaneously with the execution of any such Replacement Agreement, a corresponding Consent and Agreement in favor of the Trustee (which shall be in form and substance satisfactory to the Trustee (acting at the direction of the Majority Holders)) with respect to each such Replacement Agreement has been executed by the Company, the Trustee and the applicable counterparty. Solely for purposes of Exhibit J of the Security Agreement (and upon the execution of the applicable Replacement Agreement in accordance with the terms hereof), it is understood that the Supplier 4 FSA (as defined in the Guaranty) is being replaced by the Feedstock Supply Agreement between the Company and CellMark USA (the “Supplier 4 FSA Replacement”), the Circular Polymers Feedstock Supply Agreement is being replaced by Feedstock Supply Agreement between the Company and iSustain Inc., and the Offtaker 2 Agreement (as defined in the Guaranty) is being replaced by the Distribution Agreement between the Company and Formerra, LLC (the “Offtaker 2 Agreement Replacement”), each of which Replacement Agreements is attached hereto in Exhibit B. However, for the avoidance of doubt, neither the Supplier 4 FSA Replacement nor the Offtaker 2 FSA Replacement shall be deemed to meet the requirements set forth in Section 4.11(b) of the Guaranty (as modified hereby) for the reduction of amounts required to be on deposit in the Liquidity Reserve Escrow Fund (following, for the avoidance of doubt, the satisfaction of all other conditions to such reduction set forth in sections 4.11(a) and 4.11(b) of the Guaranty (as modified hereby)) unless the Consent and Agreement related thereto conforms to Exhibit L of the Security Agreement.
Section 7.Requisition. Subject to the effectiveness of this Limited Waiver and First Supplemental Indenture, within two (2) Business Days following the occurrence of the $50M Transfer and solely so long as (a) no Default or Event of Default shall have occurred and be continuing and (b) the Company shall have submitted a timely and valid requisition request therefor in accordance with the terms of the Indenture, the Trustee shall release the $13,156,252.44 of funds that are on deposit in the Tax-Exempt Project Subaccount of the Project Account, the Taxable Project Subaccount of the Project Account, and the Equity Account as of the date of this Limited Waiver and First Supplemental Indenture to the Company. Thereafter, requisitions shall continue to be subject to the terms and conditions set forth in the Indenture and the Loan Agreement; provided, however, that under no circumstances shall the Company be permitted to draw any monies from any account held at the Trustee prior to the occurrence of the $50M Transfer. In addition and for the avoidance of doubt, the Trustee shall have no obligation to honor a requisition request for any disbursement if a Default or Event of Default has occurred and is continuing and the Trustee shall retain all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement or any other Financing Document or Bond Document.
Section 8.Reference To And Effect Upon The Financing Documents.
(a)Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement and the other Financing Documents and Bond Documents, and all rights of the Trustee and the Holders and all of the obligations of the Company Parties, shall remain in full force and effect. Each of the Company Parties hereby confirms that the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement and the other Financing Documents and Bond Documents are in full force and effect and that, as of the date hereof, no Company Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations of the Company Parties, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement and the other Financing Documents and Bond Documents.
(b)Except as expressly provided herein, the execution, delivery and effectiveness of this Limited Waiver and First Supplemental Indenture shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents, or (ii) amend, modify, or operate as a waiver of any provision of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement and the other Financing Documents and Bond Documents or any right, power, or remedy of the Trustee or any Holder.
(c)From and after the date on which this Limited Waiver and First Supplemental Indenture shall be effective, (i) all references to the Indenture, the Loan Agreement or the Guaranty in any Financing Document or Bond Document, shall mean such agreement, as modified hereby, and (ii) the term “Financing Documents” or “Bond Documents” in the Indenture, the Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents shall include, without limitation, this Limited Waiver and First Supplemental Indenture and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(d)Except as expressly provided herein, none of the Trustee or any Holder has waived, is by this Limited Waiver and First Supplemental Indenture waiving, or has any present intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default that may be continuing on the date hereof or any Default or Event of Default that may occur after the date hereof, and none of the Trustee or any Holder has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.
(e)This Limited Waiver and First Supplemental Indenture shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement or any other Financing Document or Bond Document.

Section 9.Costs And Expenses. Notwithstanding anything to the contrary in the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents, the Company shall pay promptly after written demand therefor from and after the date of this Limited Waiver and First Supplemental Indenture (i) all reasonable and documented, out-of-pocket legal costs of the Trustee and the Holders, in connection with the preparation and administration of the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of their rights in connection with the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents or in connection with the Bonds, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.
Section 10.Issuer and Company Party Confirmations. Each of the Issuer and the Company Parties hereby confirm that all actions required to be taken by the Issuer, the Company, the Guarantor, the Pledgor, the Holders and the Trustee pursuant to the Indenture, the Loan Agreement and the other Financing Documents and Bond Documents have been taken in accordance with such documents. Each of the Issuer and the Company Parties confirm that entry into this Limited Waiver and First Supplemental Indenture is permitted under the Indenture, the Loan Agreement and the other Financing Documents and Bond Documents.
Section 11.Reaffirmation. Except as expressly modified by this Limited Waiver and First Supplemental Indenture each of the Company Parties hereby (i) acknowledges and agrees that all of its pledges, grants of securities interests and Liens and other obligations under the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement or any other Financing Document or Bond Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Trustee, and (y) in the case of the Guarantor, the guarantees made by it pursuant to the Guaranty, and (iii) acknowledges and agrees that the grants of security interests and Liens and other obligations and guarantees, as applicable, are, and shall remain, in full force and effect on and after the effective date of this Limited Waiver and First Supplemental Indenture. Except as specifically modified herein, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement and the other Financing Documents and Bond Documents and the obligations of the Company Parties thereunder are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
Section 12.Release. The Company, the Guarantor and the Pledgor (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Trustee, the Holders and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Limited Waiver and First Supplemental Indenture, the other Financing Documents or Bond Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including but not limited to any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Limited Waiver and First Supplemental Indenture or the other Financing Documents or Bond Documents, or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Limited Waiver and First Supplemental Indenture or the other Financing Documents or Bond Documents or at law or in equity with respect to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement this Limited Waiver and First Supplemental Indenture or the other Financing Documents or Bond Documents.
Section 13.New Event of Default. The Company Parties hereby covenant and agree that any failure to comply with the terms and conditions of this Limited Waiver and First Supplemental Indenture (including, without limitation, any of the Milestones) shall be an immediate Event of Default under the Indenture and the Loan Agreement (without, notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, any grace or cure period) and such Event of Default shall be deemed to have occurred as of January 2, 2023 (and the Company shall be required to pay any accrued and unpaid interest assuming that interest had accrued at the Default Rate from such date).
Section 14.Trustee. For the avoidance of doubt, with respect to all matters contained in this Limited Waiver and First Supplemental Indenture, the Trustee shall have all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement or any other Financing Document or Bond Document and such rights, protections, indemnities and exculpations are hereby incorporated by reference herein.
Section 15.GOVERNING LAW; Jurisdiction.
(a)Governing Law. This Limited Waiver and First Supplemental Indenture shall be governed exclusively by the applicable laws of the State of Ohio.
(b)Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Limited Waiver and First Supplemental Indenture and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Parties and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment, provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.
(c)Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY

JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 16.Headings. Section headings in this Limited Waiver and First Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Limited Waiver and First Supplemental Indenture for any other purposes.
Section 17.Severability. The illegality or unenforceability of any provision of this Limited Waiver and First Supplemental Indenture or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Limited Waiver and First Supplemental Indenture or any instrument or agreement required hereunder.
Section 18.Counterparts. This Limited Waiver and First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Limited Waiver and First Supplemental Indenture or any other Financing Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.
(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and First Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ISSUER:
SOUTHERN OHIO PORT AUTHORITY By: /s/ Robert Horton Name: Robert Horton Title: Board Chair and Executive Director COMPANY: PURECYCLE: OHIO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary
GUARANTOR: PURECYCLE TECHNOLOGIES LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary PLEDGOR: PCTO HOLDCO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary

[Signature Page to Limited Waiver and First Supplemental Indenture]

TRUSTEE:
UMB BANK, N.A., as Trustee By: /s/ Michael G. Slade Name: Michael G. Slade Title: Senior Vice President

[Signature Page to Limited Waiver and First Supplemental Indenture]

Exhibit A

Financial Postings

Exhibit B

Form of Replacement Agreements